UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Advance Precision Machining

On February 9, 2026, Pro-Dex, Inc. (“Pro-Dex” or the “Company”) completed its acquisition of all the issued and outstanding membership interests (the “Acquisition”) of Advanced Precision Machining LLC, a California limited liability company (“APM”), resulting in APM becoming a wholly owned subsidiary of the Company. APM is engaged in the manufacture of various machined components serving customers in a variety of industries, including medical device and aerospace, and manufactures several of the Company’s machined sub-assemblies. The Acquisition was made pursuant to a Membership Interest Purchase Agreement, dated February 9, 2026 (the “Purchase Agreement”), by and among the Company as purchaser, Advanced-Precision Machining Holding Company, Inc., a California corporation, as seller (“Seller”), and Sean McCaig and Yasumi McCaig, each an individual, as the owners of Seller (“Owners” and, together with Seller, the “Seller Parties”).

The aggregate purchase price for the Acquisition was approximately $8,650,000, of which approximately $6,650,000 was paid by the Company in cash at closing and $2,000,000 of which is to be paid by the Company under the terms of a 63-month subordinated promissory note issued to Seller at closing (the “Seller Promissory Note”), which bears simple interest at 8% per annum and requires twenty-one equal quarterly payments of principal and accrued interest in the amount on $117,569.54 each. The Company’s obligations under the Seller Promissory Note are subordinate to the Company’s borrowings from UMB Bank N.A., described below. In connection with the Acquisition, the Company also agreed to engage Sean McCaig as a consultant to provide the Company with various consulting services through the end of calendar 2026.

The Purchase Agreement contains representations, warranties, covenants, and indemnification obligations of the Company and the Seller Parties customary for an acquisition transaction of this type. Pursuant to the terms of the Purchase Agreement, the Company will obtain a representations and warranties insurance policy with a coverage amount of $2,000,000, which serves, to the extent covered by the policy, as a source of recovery for indemnification claims the Company may have against the Seller Parties for breaches of representations or warranties under the Purchase Agreement. The Seller Promissory Note also contains covenants and obligations of the Company customary for a subordinated promissory note of this type.

The foregoing description of the Purchase Agreement and the Seller Promissory Note and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Seller Promissory Note, copies of which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The representations and warranties contained in the Purchase Agreement were made only for purposes of the transactions represented thereby as of the specific dates therein, are solely for the benefit of the Company and Seller Parties, may be subject to limitations agreed upon by the Company and Seller Parties, including, among others, being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations or warranties therein, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any third party. Moreover, information concerning the subject matter of representations and warranties contained in the Purchase Agreement may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for information concerning the Company.

UMB Second Amended and Restated Credit & Security Agreement & Term Note D

In connection with the Acquisition, on February 9, 2026 (the “Credit Amendment Date”), the Company entered into a Second Amended and Restated Credit and Security Agreement (the “Amended Credit Agreement”) with UMB Bank, N.A. (“UMB”), which among other things provided for financing to fund the cash portion of the purchase price for the Acquisition by issuing Term Note D in the principal amount of $6,650,000. Term Note D is in addition to the following loans that were previously issued to the Company under the UMB credit agreement and that remain issued under the Amended Credit Agreement: Term Note A in the original principal amount of $7,525,000, Term Note B in the original principal amount of $1,000,000, Term Note C in the original principal amount of $5,000,000, and a Revolving Note in the amount of $11,000,000.

The Amended Credit Agreement also extended the maturity date of the Revolving Note from December 29, 2026 to December 29, 2027 pursuant to a Third Amended and Restated Revolving Credit Note entered into by the Company and UMB on the Credit Amendment Date. No amounts are drawn under the Revolving Note as of the date of this Current Report on Form 8-K.

Other than the issuance of Term Note D and extension of the maturity date of the Revolving Note, the Amended Credit Agreement did not materially amend or modify the terms of the Company’s loans with UMB as they existed prior to the Credit Amendment Date.

Both Term Note A and Term Note B mature on November 1, 2027, and bear interest at a fixed rate of 3.84% per annum. Term Note C matures on August 1, 2029, and bears interest at the greater of (a) 5% or (b) the SOFR one-month rate plus 2.5% (the “Adjusted SOFR Rate”). Term Note D matures on February 1, 2031, and bears interest at the greater of (a) 4.5% or (b) the Adjusted SOFR Rate. The Revolving Note bears interest at the greater of (a) 4% or (b) the Adjusted SOFR Rate.

Any payment on Term Note A, Term Note B, Term Note C, Term Note D or the Revolving Note (collectively, the “Notes”) not made within seven days after the due date is subject to a late payment fee equal to 5% of the overdue amount. Upon the occurrence and during the continuance of an event of default, the interest rate of all the Notes is increased by 3% and UMB may, at its option, declare the loans under the Notes immediately due and payable in full. The origination fees associated with Term Note D in the amount of $16,625 and the maturity extension fees associated with the Revolving Note in the amount of $15,000 were paid by the Company to UMB on the Credit Amendment Date.

The Amended Credit Agreement and the Notes contain representations and warranties, affirmative, negative and financial covenants, and events of default that are customary for loans of this type.

The foregoing description of the Amended Credit Agreement and the Notes and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement and the Notes. Copies of the Amended Credit Agreement, Term Note D, and the Third Amended and Restated Revolving Credit Note are filed as Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. Copies of the current Term Note A, Term Note B, and Term Note C are exhibits to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 4, 2026 and are incorporated by reference herein.

The representations and warranties contained in the Amended Credit Agreement and the Notes were made only for purposes of the transactions represented thereby as of the specific dates therein, are solely for the benefit of the Company and UMB, may be subject to limitations agreed upon by the Company and UMB, including, among others, being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amended Credit Agreement or the Notes and should not rely on the representations or warranties therein, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or any third party. Moreover, information concerning the subject matter of representations and warranties contained in the Amended Credit Agreement and the Notes may change after the date of those documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Exchange Act for information concerning the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures contained in Item 1.01 above under the heading “Acquisition of Advanced Precision Machining” are incorporated into this Item 2.01 by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above under the heading “UMB Second Amended and Restated Credit & Security Agreement & Term Note D” are incorporated into this Item 2.03 by this reference.

Item 7.01. Regulation FD Disclosure.

Press Release

A copy of the press release announcing the Acquisition referenced in Item 1.01 above under the heading “Acquisition of Advanced Precision Machining” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 and the press release furnished as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*±	Membership Interest Purchase Agreement dated February 9, 2026 by and among Pro-Dex, Inc., Advanced-Precision Machining Holding Company, Inc., and Sean McCaig and Yasumi McCaig
10.1	Subordinated Promissory Note dated February 9, 2026 between Pro-Dex, Inc. and Advanced-Precision Machining Holding Company, Inc.
10.2*	Second Amended and Restated Credit and Security Agreement dated February 9, 2026 by and among UMB Bank, N.A. and Pro-Dex, Inc.
10.3	Term Note D dated February 9, 2026 made by Pro-Dex, Inc. in favor of UMB Bank, N.A.
10.4	Third Amended and Restated Revolving Credit Note dated February 9, 2026 made by Pro-Dex, Inc. in favor of UMB Bank, N.A.
99.1	Press Release dated February 12, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the Securities and Exchange Commission, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

± Certain portions of this exhibit have been redacted pursuant to Item 601(a)(6) or Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer